                                                             EXHIBIT NO. 99.9(a)


                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement (File Nos. 2-38613 and 811-2031) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust"), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 45 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 1998.

                                            JAMES R. BORDEWICK, JR.
                                            -----------------------
                                            James R. Bordewick, Jr.
                                            Assistant Secretary

Boston, Massachusetts
November 26, 1999